Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

December 30, 2003

Host Marriott, L.P.

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

Re:	Registration Statement No. 333-111021-60; $725,000,000 Aggregate Principal Amount of 7 1/8% Series K Senior Notes due 2013

Ladies and Gentlemen:

In connection with the registration by Host Marriott, L.P., a Delaware limited partnership (the “Company”), under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission on December 9, 2003, and amended on December 30, 2003 (File No. 333-111021-60) (the “Registration Statement”), of $725,000,000 aggregate principal amount of 7 1/8% Series K Senior Notes due 2013 (the “Securities”), and the guarantees of the Securities (the “Guarantees”) by the guarantors listed on Exhibit A (the “Guarantors”), to be issued under a Twelfth Supplemental Indenture dated November 6, 2003, among the Company, the Guarantors and The Bank of New York, as trustee (the “Twelfth Supplemental Indenture”), which supplements the Amended and Restated Indenture, dated as of August 5, 1998 (as so supplemented, the “Indenture”) originally among the Company, the guarantors named therein and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee, you have requested our opinion set forth below.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and each of the Guarantors organized under the laws of the State of Delaware (the “Covered Guarantors”) in connection with the authorization of the Indenture, the Securities and the Guarantees, respectively, and the issuance of the Securities and the Guarantees. For the purposes of this opinion, we have assumed that proceedings to be taken in the future will be timely completed in the manner proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in paragraphs 1, 2, and 3 of this letter the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), and we express

December 30, 2003

no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the laws of the states of Florida, Minnesota, Massachusetts and Texas are addressed in the respective opinions of the law firms listed on Exhibit B hereto, which have been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1)    The Indenture has been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, of the Company and each of the Covered Guarantors, has been duly executed and delivered by the Company and each of the Covered Guarantors, and is a legally valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

(2)    The Securities have been duly authorized by all necessary corporate action of the Company, and when executed, issued, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the Indenture in the manner contemplated by the Registration Statement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(3)    The Guarantees of each of the Covered Guarantors have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, of each of the Covered Guarantors and, when executed and delivered in accordance with the terms of the Indenture (assuming the due execution, issue and authentication of the Securities in accordance with the terms of the Indenture and delivery and payment therefore in the manner contemplated by the Registration Statement), the Guarantees of each Guarantor will be the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

The opinions rendered in paragraphs 1, 2 and 3 of this letter relating to the enforceability of the Indenture, the Securities and the Guarantees, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where

December 30, 2003

such payment is contrary to law or public policy; and (v) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture.

With your consent, we have assumed for purposes of this opinion that (i) each of the parties to the Indenture, the Securities and the Guarantees other than the Company and the Covered Guarantors (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document; (ii) with respect to the trustee, the Indenture constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; and (iii) the trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Validity of the Securities.”

Very truly yours,

/s/ Latham & Watkins LLP

EXHIBIT A

Guarantors

Name	Jurisdiction of Organization
HMH Rivers, L.P	Delaware
HMH Marina LLC	Delaware
HMC SBM Two LLC	Delaware
HMC PLP LLC	Delaware
HMC Retirement Properties, L.P.	Delaware
HMH Pentagon LLC	Delaware
Airport Hotels LLC	Delaware
Chesapeake Financial Services LLC	Delaware
HMC Capital Resources LLC	Delaware
YBG Associates LLC	Delaware
PRM LLC	Delaware
Host Park Ridge LLC	Delaware
Host of Boston, Ltd.	Massachusetts
Host of Houston, Ltd.	Texas
Host of Houston 1979	Texas
Philadelphia Airport Hotel LLC	Delaware
HMC Hartford LLC	Delaware
HMH Norfolk LLC	Delaware
HMH Norfolk, L.P	Delaware
HMC Park Ridge LLC	Delaware
HMC Partnership Holdings LLC	Delaware
HMC Suites LLC	Delaware
HMC Suites Limited Partnership	Delaware
Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware
City Center Interstate Partnership LLC	Delaware
Farrell’s Ice Cream Parlor Restaurants LLC	Delaware
HMC Burlingame LLC	Delaware
HMC California Leasing LLC	Delaware
HMC Capital LLC	Delaware
HMC Grand LLC	Delaware
HMC Hotel Development LLC	Delaware
HMC Mexpark LLC	Delaware
HMC Polanco LLC	Delaware
HMC NGL LLC	Delaware
HMC OLS I L.P	Delaware
HMC Seattle LLC	Delaware
HMC Swiss Holdings LLC	Delaware
HMC Waterford LLC	Delaware

HMH Restaurants LLC	Delaware
HMH Rivers LLC	Delaware
HMH WTC LLC	Delaware
HMP Capital Ventures LLC	Delaware
HMP Financial Services LLC	Delaware
Host La Jolla LLC	Delaware
City Center Hotel Limited Partnership	Minnesota
MFR of Illinois LLC	Delaware
MFR of Vermont LLC	Delaware
MFR of Wisconsin LLC	Delaware
PM Financial LLC	Delaware
PM Financial LP	Delaware
HMC Chicago LLC	Delaware
HMC HPP LLC	Delaware
HMC Desert LLC	Delaware
HMC Hanover LLC	Delaware
HMC Diversified LLC	Delaware
HMC Properties I LLC	Delaware
HMC Potomac LLC	Delaware
HMC East Side II LLC	Delaware
HMC Manhattan Beach LLC	Delaware
Chesapeake Hotel Limited Partnership	Delaware
HMH General Partner Holdings LLC	Delaware
HMC IHP Holdings LLC	Delaware
HMC OP BN LLC	Delaware
S.D. Hotels LLC	Delaware
HMC Gateway LLC	Delaware
HMC Pacific Gateway LLC	Delaware
MDSM Finance LLC	Delaware
HMC Market Street LLC	Delaware
New Market Street LP	Delaware
Times Square LLC	Delaware
Times Square GP LLC	Delaware
HMC Atlanta LLC	Delaware
Ivy Street LLC	Delaware
HMC Properties II LLC	Delaware
Santa Clara HMC LLC	Delaware
HMC BCR Holdings LLC	Delaware
HMC Palm Desert LLC	Delaware
HMC Georgia LLC	Delaware
HMC SFO LLC	Delaware
Market Street Host LLC	Delaware
HMC Property Leasing LLC	Delaware
HMC Host Restaurants LLC	Delaware
Durbin LLC	Delaware

HMC HT LLC	Delaware
HMC JWDC LLC	Delaware
HMC OLS I LLC	Delaware
HMC OLS II L.P.	Delaware
HMT Lessee Parent LLC	Delaware
HMC/Interstate Ontario, L.P.	Delaware
HMC/Interstate Manhattan Beach, L.P.	Delaware
Host/Interstate Partnership, L.P.	Delaware
HMC/Interstate Waterford, L.P.	Delaware
Ameliatel	Florida
HMC Amelia I LLC	Delaware
HMC Amelia II LLC	Delaware
Rockledge Hotel LLC	Delaware
Fernwood Hotel LLC	Delaware
HMC Copley LLC	Delaware
HMC Headhouse Funding LLC	Delaware
Ivy Street Hopewell LLC	Delaware
HMC Diversified American Hotels, L.P.	Delaware
Potomac Hotel Limited Partnership	Delaware

EXHIBIT B

State	Guarantor(s)	Firm

Florida	Ameliatel	Ruden, McClosky, Smith, Schuster & Russell, P.A. 200 East Broward Boulevard Fort Lauderdale, Florida 33301 Tel: (954) 527-2473 Fax: (954) 333-4073

Minnesota	City Center Hotel Limited Partnership	Dorsey & Whitney LLP Suite 1500 50 South Sixth Street Minneapolis, MN 55402-1498 Tel: (612) 340-2600 Fax: (612) 340-2868

Massachusetts	Host of Boston, Ltd.	Bingham McCutchen LLP 150 Federal Street Boston, MA 02110-1726 Tel: (617) 951-8000 Fax: (617) 951-8736

Texas	Host of Houston, Ltd. Host of Houston 1979	Kane, Russell, Coleman & Logan, P.C. 3700 Thanksgiving Tower 1601 Elm Street Dallas, TX 75201 Tel: (214) 777-4200 Fax: (214) 777-4299